UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2016

Northern States Power Company
(Exact name of registrant as specified in its charter)

Minnesota
(State or other jurisdiction of incorporation)

000-31387	41-1967505
(Commission File Number)	(IRS Employer Identification No.)

414 Nicollet Mall, Minneapolis, MN	55401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 612-330-5500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 31, 2016, Northern States Power Company, a Minnesota corporation (NSP-Minnesota), issued $350.0 million in aggregate principal amount of 3.600% First Mortgage Bonds, Series due May 15, 2046 pursuant to an Underwriting Agreement among NSP-Minnesota and BNY Mellon Capital Markets, LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated, RBC Capital Markets, LLC and Scotia Capital (USA), Inc. as the underwriters named therein. The bonds are being issued pursuant to the registration statement on Form S-3 (File No. 333-203664-01) (the Registration Statement). A prospectus supplement relating to the offering and sale of the bonds was filed with the Securities and Exchange Commission on May 24, 2016. The bonds will be governed by NSP-Minnesota’s Supplemental and Restated Trust Indenture dated May 1, 1988, by and between NSP-Minnesota and The Bank of New York Mellon Trust Company, N.A., as successor trustee, and the Supplemental Trust Indenture dated as of May 1, 2016.

This Current Report on Form 8-K is being filed to report as exhibits certain documents in connection with that offering and sale for incorporation by reference into the Registration Statement.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit	Description
4.01
Supplemental Trust Indenture dated as of May 1, 2016 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $350,000,000 principal amount of 3.600% First Mortgage Bonds, Series due May 15, 2046.

5.01	Opinion of Scott Wilensky regarding the validity of certain securities.
12.01	Statement of computation of ratio of earnings to fixed charges.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN STATES POWER COMPANY
(a Minnesota corporation)

	By:	/s/ BRIAN J. VAN ABEL
Name: Brian J. Van Abel
Title: Vice President, Treasurer

Date: May 31, 2016

Exhibit	Description
4.01
Supplemental Trust Indenture dated as of May 1, 2016 between Northern States Power Company and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, creating $350,000,000 principal amount of 3.600% First Mortgage Bonds, Series due May 15, 2046.

5.01	Opinion of Scott Wilensky regarding the validity of certain securities.
12.01	Statement of computation of ratio of earnings to fixed charges.